As filed with the Securities and Exchange Commission on July 17, 2023

Registration Statement No. 333-267477

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-267477
UNDER
THE SECURITIES ACT OF 1933

QUALTEK SERVICES INC.
Additional Registrants Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1623 (Primary Standard Industrial Classification Code Number)	83-3584928 (I.R.S. Employer Identification Number)

4475 Sentry Parkway E, Suite 200
 Blue Bell, PA 19422
 (484) 804-4585
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher S. Hisey
Chief Executive Officer
475 Sentry Parkway E, Suite 200
Blue Bell, PA 19422
(484) 804-4585

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy Cruickshank
 Zoey Hitzert
 Kirkland & Ellis LLP
 601 Lexington Avenue
 New York, New York 10022
 (212) 446-4800

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
QualTek LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	46-0777008
QualTek Wireline LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	46-1348019
QualSat, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	36-4768660
AdvanTek Electrical Construction, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	82-4076159
QualTek Wireless LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	82-2496529
Site Safe, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	82-2667698
QualTek Recovery Logistics LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	83-2037301
QualTek Fulfillment LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	83-2527795
QualTek Renewables LLC	TX	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	05-0529922
QualTek Buyer, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	83-0962442
QualTek MidCo, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	30-0834354
QualTek Management, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	32-0443933
NX Utilities ULC	BC	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	98-1437498
Concurrent Group LLC	FL	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	82-1840870

EXPLANATORY NOTE: TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”), filed by QualTek Services Inc., a Delaware corporation (the “Company”), and the additional registrants listed on Schedule A hereto (together with the Company, the “Registrants”), relates to the Registration Statement on Form S-1 (No. 333-267477), filed by the Registrants with the United States Securities and Exchange Commission (the “SEC”) on September 16, 2022, as amended by that certain Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on October 3, 2022 (as amended, the “Registration Statement”).

On July 14, 2023, the Company emerged from bankruptcy, pursuant to that certain Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (Technical Modifications), approved and confirmed by the United States Bankruptcy Court for the Southern District of Texas on June 30, 2023. As a result of the emergence, all offers and sales of the Company’s securities pursuant to the Registration Statement have been terminated.

In accordance with undertakings made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrants hereby remove from registration all of such securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALTEK SERVICES INC.

By:	/s/ Christopher S. Hisey
Name: Christopher S. Hisey
Title: Chief Executive Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALTEK LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALTEK WIRELINE LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALSAT, LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

ADVANTEK ELECTRICAL CONSTRUCTION, LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALTEK WIRELESS LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

SITE SAFE, LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALTEK RECOVERY LOGISTICS LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALTEK FULFILLMENT LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALTEK RENEWABLES LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALTEK BUYER, LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

NX UTILITIES ULC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALTEK MIDCO, LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALTEK MANAGEMENT, LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

CONCURRENT GROUP LLC

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.